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                                                                  EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Kellstrom Industries, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Kellstrom Industries, Inc. of our report dated February 21, 1997, relating to the combined balance sheet of International Aircraft Support as of December 31, 1996, and the related combined statements of income and retained earnings and cash flows for the year then ended, which report appears in the December 31, 1996 annual report on Form 10-KSB of Kellstrom Industries, Inc.

                                                     KPMG PEAT MARWICK LLP

San Francisco, California
November 21, 1997





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